Exhibit 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	G. Christopher Colville
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Christine Mohrmann/Alexandra Tramont
FD
(212) 850-5600
For Immediate Release
CONSOLIDATED GRAPHICS REPORTS FOURTH QUARTER AND FISCAL YEAR 2007 FINANCIAL RESULTS
— Fourth Quarter Revenues Up 19% to $263.9 Million —
— Fourth Quarter Non-GAAP Diluted EPS up 43% to $1.06 —
— Fourth Quarter GAAP Diluted EPS of $.50 Includes Non-Cash Goodwill Impairment —
HOUSTON, TEXAS — May 9, 2007 — Consolidated Graphics, Inc. (NYSE: CGX) today announced financial results for its fourth quarter and year-ended March 31, 2007.
Revenue for the March quarter was $263.9 million, up 19% compared to $221.9 million a year ago. Net income for the March quarter was $6.9 million, or $.50 per diluted share, which includes the impact of an after-tax $7.8 million, or $.56 per diluted share, non-cash goodwill impairment, which was determined when the Company completed its annual evaluation of goodwill in the fourth quarter. Excluding the goodwill impairment, net income was $14.8 million compared to $10.5 million a year ago, resulting in a 43% increase in diluted earnings per share to $1.06 from $.74 in the prior year.
Pursuant to generally accepted accounting principles, each of the Company’s facilities is separately evaluated annually for impairment of goodwill because they comprise individual reporting units under the Company’s business model. Upon completion of the required evaluation, the Company concluded that the goodwill at four locations should be impaired. In the aggregate, these facilities account for approximately 3% of the Company’s total sales. Also, each of these facilities generates positive cash flow; accordingly, the Company is evaluating steps that can be taken to improve their financial performance.
For the fiscal year ended March 31, 2007, revenue was a record $1.01 billion, up 14% compared to $879.0 million in fiscal 2006. Net income in 2007 was $50.7 million, or $3.65 per diluted share. Excluding the goodwill impairment mentioned above, net income in 2007 was $58.6 million compared to $38.5 million in 2006, resulting in a 54% increase in diluted earnings per share to $4.21 from $2.73 in the prior year.
- MORE -

CONSOLIDATED GRAPHICS REPORTS FOURTH QUARTER AND FISCAL YEAR 2007 FINANCIAL RESULTS	PAGE -2-
Commenting on the results, Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics stated, “The fourth quarter wrapped up an outstanding year of growth in sales and profits for Consolidated Graphics. Many factors contributed to this growth, including acquisitions, strong internal sales growth, incremental operating efficiencies, better purchasing power, and our continued investment in technology. I am confident that we can continue to execute on our strategy, expand our industry-leading position and further leverage our competitive advantages for continued growth.”
Mr. Davis concluded, “We have a lot of momentum and foresee a strong start to fiscal 2008. For the June quarter, we project quarterly revenues to increase 12% from the prior year to $268 million, with EBITDA projected to be $38 million, up 10% from the prior year, and sequentially flat relative to the March quarter. Diluted earnings per share for the June quarter is projected at $.98, and includes an expected increase in our overall effective tax rate to 38% in fiscal 2008 from 36.6% in fiscal 2007, which included a one-time income tax benefit in the June quarter. Compared to the March quarter results, the projections for the June quarter also include an incremental after-tax charge of $.04 per share for stock-based compensation expense, reflecting our typical timing patterns for this expense over the course of the year.”
A reconciliation and basis for management’s use of the non-GAAP financial results referred to above was included in a filing made today by the Company with the Securities and Exchange Commission and is also included in the attached table.
Consolidated Graphics will host a conference call today, May 9, 2007, at 11:00 a.m. Eastern Time, to discuss its fourth quarter and full year 2007 results. The conference call will be simultaneously broadcast live over the Internet. Listeners may access the live Web cast at the Company’s homepage, www.cgx.com.
Consolidated Graphics (CGX), headquartered in Houston, Texas, is North America’s leading general commercial printing company. With 68 printing facilities, 12 fulfillment and two technology centers strategically located across 27 states and Canada, CGX offers an unmatched geographic footprint with extensive capabilities supported by an unparalleled level of convenience, efficiency and service.
CGX has the largest and most technologically advanced sheetfed printing capability in North America, a sizeable and strategically important web printing capability, industry-leading digital printing services, a rapidly growing number of fulfillment centers and proprietary Internet-based technology solutions. CGX offers the unique service ability to respond to all printing-related needs no matter how large, small, specialized or complex. With locations in or near virtually every major U.S. market, as well as Toronto, CGX offers highly responsive service and convenient access to a vast capabilities network through a single point of contact at the local level. For more information, visit the Consolidated Graphics Web site at www.cgx.com
- MORE -

CONSOLIDATED GRAPHICS REPORTS FOURTH QUARTER AND FISCAL YEAR 2007 FINANCIAL RESULTS	PAGE -3-
This press release contains forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance or other expectations implied by these forward-looking statements. Consolidated Graphics’ expectations regarding future sales and profitability assume, among other things, stability in the economy and reasonable growth in the demand for its products, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, as well as other factors detailed in Consolidated Graphics’ filings with the Securities and Exchange Commission. The forward-looking statements, assumptions and factors stated or referred to in this press release are based on information available to Consolidated Graphics today. Consolidated Graphics expressly disclaims any duty to provide updates to these forward-looking statements, assumptions and other factors after the day of this release to reflect the occurrence of events or circumstances or changes in expectations.
(Tables to follow)

CONSOLIDATED GRAPHICS REPORTS FOURTH QUARTER AND FISCAL YEAR 2007 FINANCIAL RESULTS	PAGE -4-
CONSOLIDATED GRAPHICS, INC.
Consolidated Income Statements
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Sales	$263,914	$221,911	$1,006,186	$879,023
Cost of Sales	193,543	166,048	736,996	661,560

Gross Profit	70,371	55,863	269,190	217,463
Selling Expenses	27,262	23,398	101,649	91,266
General and Administrative Expenses	18,293	14,439	69,223	58,993
Goodwill Impairment	11,533	—	11,533	—

Operating Income	13,283	18,026	86,785	67,204
Interest Expense, net	1,958	1,275	6,702	5,514

Income before Taxes	11,325	16,751	80,083	61,690
Income Taxes	4,379	6,256	29,342	23,192

Net Income	$6,946	$10,495	$50,741	$38,498

Earnings Per Share
Basic	$.51	$.77	$3.74	$2.81
Diluted	$.50	$.74	$3.65	$2.73

Weighted Average Shares Outstanding
Basic	13,574	13,699	13,580	13,719
Diluted	13,990	14,157	13,905	14,127

CONSOLIDATED GRAPHICS REPORTS FOURTH QUARTER AND FISCAL YEAR 2007 FINANCIAL RESULTS	PAGE -5-
CONSOLIDATED GRAPHICS, INC.
Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 31
	2007	2006
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,043	$4,993
Accounts receivable, net	185,722	146,296
Inventories	46,951	38,430
Prepaid expenses	7,532	6,799
Deferred income taxes	8,479	8,356

Total current assets	260,727	204,874
PROPERTY AND EQUIPMENT, net	354,156	297,308
GOODWILL AND INTANGIBLES, net	101,768	100,035
OTHER ASSETS	7,318	9,096

	$723,969	$611,313

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$12,421	$10,821
Accounts payable	58,519	54,666
Accrued liabilities	89,496	68,436
Income taxes payable	138	3,477

Total current liabilities	160,574	137,400
LONG-TERM DEBT, net of current portion	142,144	90,678
DEFERRED INCOME TAXES	55,715	64,289
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; 100,000,000 shares authorized; 13,693,698 and 13,714,121 issued and outstanding	137	138
Additional paid-in capital	185,098	170,581
Retained earnings	180,113	148,227
Other Comprehensive Income	188	—

Total shareholders’ equity	365,536	318,946

	$723,969	$611,313

CONSOLIDATED GRAPHICS REPORTS FOURTH QUARTER AND FISCAL YEAR 2007 FINANCIAL RESULTS	PAGE -6-
CONSOLIDATED GRAPHICS, INC.
Reconciliation of Net Income to Non-GAAP Performance Measures
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2007	2006	2007	2006
Net Income per GAAP	$6,946	$10,495	$50,741	$38,498
Goodwill impairment, after tax	7,816	—	7,816	—

Net Income Excluding Goodwill Impairment	14,762	10,495	58,557	38,498

Income taxes	8,096	6,256	33,059	23,192
Interest expense, net	1,958	1,275	6,702	5,514
Depreciation and amortization	11,890	10,497	43,959	41,348
Share-based compensation expense	450	—	2,695	—
Net loss from asset dispositions	900	172	1,311	4,315

EBITDA	$38,056	$28,695	$146,283	$112,867

Diluted Earnings per Share per GAAP	$.50	$.74	$3.65	$2.73
Impact of goodwill impairment	.56	—	.56	—

Diluted Earnings Per Share Excluding Goodwill Impairment	$1.06	$.74	$4.21	$2.73

# # #